As filed with the Securities and Exchange Commission on December 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trupanion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-0480694
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(855) 727-9079
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Darryl Rawlings
Chief Executive Officer
Trupanion, Inc.
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(855) 727-9079
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew Ledbetter
DLA Piper LLP (US)
701 Fifth Avenue, Suite 6900
Seattle, WA 98104-7044
Telephone: (206) 839-4800
Facsimile: (206) 839-4801

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Trupanion, Inc.
3,636,364 Shares
Common Stock

This prospectus relates to an aggregate of up to 3,636,364 shares of our common stock, which may be offered for sale from time to time by the selling stockholder, Aflac Incorporated ("Aflac"). We will not receive any of the proceeds from any sale of our common stock by the selling stockholder.

On October 26, 2020, we entered into a Strategic Alliance Agreement (the “Alliance Agreement”), Stock Purchase Agreement (the “Purchase Agreement”), and Shareholder Agreement (the “Shareholder Agreement”) with Aflac. Pursuant to the Purchase Agreement, we sold 3,636,364 shares of our common stock (the “Shares”) to Aflac at a purchase price of $55.00 per Share, for net proceeds of approximately $192.5 million after deducting placement agent fees. Pursuant to the Shareholder Agreement, we are obligated to file and maintain an effective Form S-3 registering the resale of the Shares until such time as Aflac no longer holds any of the Shares. For more information regarding the transaction, including a description of the Purchase Agreement, the Alliance Agreement and the Shareholder Agreement, refer to the section of this prospectus entitled “Selling Stockholder.”

The selling stockholder may offer the Shares from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholder, refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the Shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of the Shares.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that information contained in or incorporated by reference into this prospectus is accurate as of any other date.

Our common stock is traded on The Nasdaq Stock Market LLC under the trading symbol “TRUP.”  On November 30, 2023, the closing price of our common stock was $25.72 per share.

Investing in our securities involves risks. See the section of this prospectus entitled “Risk Factors” and the risks and uncertainties described under the heading "Risk Factors" contained in any applicable prospectus supplement and any related free writing prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2023

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. This prospectus relates to the possible resale by the selling stockholder of an aggregate of up to 3,636,364 Shares from time to time in one or more offerings.

The selling stockholder may offer and sell, from time to time, an aggregate of up to 3,636,364 Shares under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before you make any investment decision, you should read this prospectus, any accompanying prospectus supplement, any post-effective amendments to the registration statement of which this prospectus is a part, the documents incorporated by reference in such registration statement, and the additional information described under “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholder have authorized any broker, dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise or we expressly state to the contrary, as used in this prospectus, the terms “we,” “us” and “our” refer to Trupanion, Inc., a Delaware corporation together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Our website address is www.trupanion.com. The information contained on, or that can be accessed through, any website (including our website), is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023;
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 5, 2023, August 4, 2023 and November 3, 2023, respectively;
•Our Current Reports on Form 8-K filed with the SEC on January 10, 2023, March 23, 2023, April 4, 2023, April 17, 2023, April 27, 2023, June 12, 2023, July 5, 2023, September 6, 2023, and November 7, 2023; and
•The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information furnished to (rather than filed with) the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: Trupanion, Inc., 6100 4th Avenue S, Suite 200, Seattle, Washington 98108, Telephone: (855) 727-9079.

THE COMPANY

We provide medical insurance for cats and dogs throughout the United States, Canada and Puerto Rico. Through our data-driven, vertically-integrated approach, we develop and offer high value medical insurance products, priced specifically for each pet’s unique characteristics and coverage level. Our growing and loyal member base provides us with highly predictable and recurring revenue.

We operate in two business segments: subscription business and other business. Our subscription business segment consists of products that have been created to meet the needs of their distribution channels and have similar target margin profiles. This segment generates revenue primarily from subscription fees related to our direct-to-consumer products. We operate our business similar to other subscription-based businesses, with a focus on achieving a target margin prior to our new pet acquisition expense and aiming to acquire as many pets as possible at our targeted average estimated internal rate of return. We generate revenue in our other business segment by writing policies on behalf of third parties that do not carry reference to the Trupanion brand. We do not undertake the marketing efforts for these policies and have a business-to-business relationship with these third parties. Our other business segment also includes other products and software solutions that have a different margin profile from our subscription business.

We generate leads for our subscription business segment from a diverse set of member acquisition channels, which we then convert into members through our contact center, website and other direct-to-consumer activities. These channels include leads from third-parties such as veterinarians and referrals from existing members. Veterinary hospitals represent our largest referral source. We engage our Territory Partners to have face-to-face visits with veterinarians and their staff. Territory Partners are dedicated to cultivating direct veterinary relationships and building awareness of the benefits of high quality medical insurance to veterinarians and their clients. Veterinarians then educate pet owners, who visit our website or call our contact center to learn more about, and potentially enroll in, Trupanion. We also receive a significant number of new leads from existing members adding pets and referring their friends and family members. Our direct-to-consumer acquisition channels serve as important resources for pet owner education and drive new member leads and conversion. We monitor average pet acquisition cost to evaluate the efficiency in acquiring new members and measure effectiveness based on our targeted return on investment.

We were founded in Canada in 2000 as Vetinsurance Ltd. In 2006, we effected a business reorganization whereby Vetinsurance Ltd. became a consolidated subsidiary of Vetinsurance International, Inc., a Delaware corporation. In 2007, we began doing business as Trupanion. In 2013, we formally changed our name from Vetinsurance International, Inc. to Trupanion, Inc. Our principal executive offices are located at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, and our telephone number is (855) 727-9079. Our website address is www.trupanion.com.

THE OFFERING

Securities that may be Offered by the Selling Stockholder	Up to an aggregate of 3,636,364 Shares. See the section of this prospectus entitled “Selling Stockholder.”

Use of Proceeds	All proceeds from the sale of Shares under this prospectus will be for the account of the selling stockholder. See the section of this prospectus entitled “Use of Proceeds.”

Nasdaq Global Market Symbol	TRUP

Risk Factors	See the section of this prospectus entitled “Risk Factors.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline and you may lose all or part of your investment. Before investing in our common stock, you should consider carefully the risk factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and the risk factors described in "Item 1A. Risk Factors" in each of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, in each case as updated by other filings we make with the SEC incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.
All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future net sales, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development or regulatory approval of new products, enhancements of existing products or technologies, revenue and expense levels, and other statements regarding matters that are not historical are forward-looking statements.
Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors, including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

All proceeds from the sale of Shares under this prospectus will be for the account of the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, (the “Certificate of Incorporation”) and to our Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. This description should be read in conjunction with the Certificate of Incorporation, Bylaws, and applicable Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of October 31, 2023, we had 41,545,178 shares of common stock outstanding, including the 3,636,364 Shares, and no shares of preferred stock outstanding.

Common Stock
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our common stock does not have cumulative voting rights.

Dividend Rights
Subject to the rights of holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available for the payment of dividends. See “Dividend Policy” above.

Liquidation Rights
Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution.

Other Rights and Preferences
The common stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights.

Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of Delaware Law, the Certificate of Incorporation, and the Bylaws
Certain provisions of Delaware law, the Certificate of Incorporation and the Bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in its management.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated Preferred Stock
Our board of directors has the authority, without further action by stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock, with voting or other rights and preferences designated from time to time by our board of directors.

Elimination of Stockholder Ability to Act by Written Consent or Call Special Meetings
The Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting. Further, the Bylaws and Certificate of Incorporation provide that special meetings of stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President. As a result, stockholders may only initiate action properly brought through an annual meeting.

Advance Notice Requirements
The Bylaws provide advance notice procedures for stockholders seeking to bring business before, or to nominate candidates for election as directors at, the annual meeting of stockholders. The Bylaws specify certain requirements regarding the timing, form and content of a stockholder’s notice.

Choice of Forum
The Certificate of Incorporation provides that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for certain litigation that may be initiated by our stockholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing on The Nasdaq Global Market
Our Common Stock is traded on The Nasdaq Stock Market LLC under the trading symbol “TRUP.”

SELLING STOCKHOLDER

This prospectus relates to the possible resale, distribution or other transfer by Aflac, from time to time, of an aggregate of up to 3,636,364 Shares.

Acquisition of Shares by the Selling Stockholder
On October 26, 2020, we entered into the Purchase Agreement with Aflac, which provided for the private placement in two closings of 3,636,364 Shares at a purchase price of $55.00 per Share. Aflac will pay or assume brokerage commissions and similar charges incurred for the sale of the Shares.

In connection with Aflac’s purchase of the Shares, we also entered into the Alliance Agreement and Shareholder Agreement with Aflac. The Alliance Agreement sets forth the structure for a U.S. distribution alliance between the parties, including our responsibilities and the responsibilities of Aflac, an intended go-to-market approach, certain economic assumptions and timing. On May 27, 2022, we entered into a U.S. marketing agreement with Aflac in furtherance of the Alliance Agreement.

Pursuant to the Shareholder Agreement, Aflac has agreed to certain standstill obligations, including to limit its ownership of the company’s equity to less than 10% of our outstanding shares and not to otherwise take certain actions that may result in a change in control of the company, subject to certain exceptions. Under the Shareholder Agreement, the Shares were subject to a minimum holding period of three years, during which Aflac was not able to sell or transfer any of the Shares, which period expired in November 2023. Pursuant to the Shareholder Agreement, we are obligated to file and maintain an effective Form S-3 registering the resale of the Shares until such time as Aflac no longer holds any of the Shares. Aflac is also provided with the right to purchase additional shares of the company to maintain its ownership percentage in the event that we propose to issue new shares of common stock. Aflac does not have the right to appoint a member to our board of directors.

Director Appointment
Effective as of July 4, 2023, we appointed Max Brodén, Executive Vice President and Chief Financial Officer of Aflac, to our board of directors. Mr. Brodén will serve as a director for a term expiring at the Company's 2024 annual meeting of stockholders or upon his earlier death, resignation or removal. Our board of directors has affirmatively determined that Mr. Brodén is independent in accordance with applicable Nasdaq listing rules. Mr. Brodén is also a member of our Audit Committee.

Selling Stockholder
The following table presents information regarding the selling stockholder and the Shares that it may offer and sell or otherwise dispose of from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Aflac Incorporated and any donees, pledgees, transferees, permitted assigns or other successors in interest selling Shares received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer.

The number of shares of our common stock in the column “Number of Shares Being Offered” represents all of the Shares that the selling stockholder may offer and sell, distribute or otherwise transfer under this prospectus. The selling stockholder may sell, distribute or otherwise transfer some, all or none of the Shares. We do not know how long the selling stockholder will hold the Shares before selling, distributing or otherwise transferring them, and, except as described above, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the Shares. Because the selling stockholder may offer all, some, or none of the Shares pursuant to this offering, we cannot estimate the number of Shares that the selling stockholder will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholder will have sold all of the Shares covered by this prospectus upon the completion of the offering.

The percentage of Shares beneficially owned prior to the offering is based on 41,545,178 shares of our common stock that were outstanding as of October 31, 2023, which includes the 3,636,364 Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned Before Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent

Aflac Incorporated
1932 Wynnton Road Columbus, GA 31999	3,636,364	8.8%	3,636,364	—	—%

PLAN OF DISTRIBUTION

The selling stockholder, including donees, pledgees, transferees, permitted assigns or other successors in interest (including transferees that receive Shares from the selling stockholder under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

•through underwriters or dealers for resale to the public or to investors;
•directly to one or more purchasers;
•through agents;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•in block trades;
•through public or privately negotiated transactions; or
•any other method permitted pursuant to applicable law.

In particular, the selling stockholder may offer and sell, distribute or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distribution may be effected from time to time in one or more transactions, including:

•on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;
•in transactions otherwise than on a national securities exchange or quotation service or in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•in ordinary brokerage transactions in which the broker-dealer solicits purchasers;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;
•through short sales;
•through privately negotiated transactions;
•through an exchange distribution in accordance with the rules of the applicable exchange;
•broker-dealers may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;
•through the lending of such securities;
•by pledge to secure debts and other obligations or on foreclosure of a pledge;
•through the distribution of such securities by any selling stockholder to its equity holders;
•through a combination of any of the above methods; or
•through any other method permitted pursuant to applicable law.

The selling stockholder may also sell Shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus, as appropriate.

The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the Shares from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus, as appropriate.

The selling stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are bearing all of the expenses incurred in connection with the registration of the Shares. The selling stockholder will pay or assume brokerage commissions and similar charges incurred for the sale of the Shares.

Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholder to indemnification by the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholder’s behalf.

At any time a particular offer of the Shares is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the Shares and the proceeds to the selling stockholder from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

Through Underwriters
If underwriters are used in a sale or distribution, the Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the Shares in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. The Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the Shares offered in the particular underwritten offering, if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the Shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers
The selling stockholder may sell or distribute the Shares directly or through agents the selling stockholder designates from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. If dealers are used in any of the sales or distribution of the Shares covered by this prospectus, the selling stockholder will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales
The selling stockholder may sell or distribute the Shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery
If so indicated in a prospectus supplement, the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the Shares from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging
The selling stockholder and any underwriter may engage in derivative transactions involving the Shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholder may enter into security lending or repurchase agreements with the underwriters. The underwriters may affect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from the selling stockholder or others (or, in the case of derivatives, securities received from the selling stockholder in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities
The selling stockholder may loan or pledge the Shares to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The consolidated financial statements and related financial statement schedule of Trupanion, Inc. appearing in Trupanion, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Trupanion, Inc.'s internal control over financial reporting as of December 31, 2022 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and related financial statement schedule are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,636,364 Shares
Common Stock

Prospectus

December 1, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Item	Amount
SEC registration fee	$10,495
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,000
Printing and miscellaneous	$10,000
Total	$50,495

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. Our Certificate of Incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by applicable law.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Our Bylaws permit indemnification of directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. We also maintain an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our stockholders.

Item 16. Exhibits

Exhibit Number		Incorporated by Reference				Filed/Furnished Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Trupanion, Inc.	8-K	001-365537	3.1	6/12/2023

3.2	Amended and Restated Bylaws of Trupanion, Inc.	8-K	001-365537	3.2	6/12/2023

4.1	Shareholder Agreement, dated as of October 26, 2020 by and between the Registrant and Aflac Incorporated.	8-K	001-365537	10.3	10/29/2020

4.2	Form of Common Stock Certificate	S-1	333-196814	4.1	6/16/2014

5.1	Opinion of DLA Piper LLP (US)					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

107	Filing Fee Table					X

*To be filed, if necessary, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, State of Washington, on December 1, 2023.

TRUPANION, INC.
BY:	/s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darryl Rawlings, Fawwad Qureshi and Asher Bearman, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: December 1, 2023	/s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer and Chairperson of the Board of Directors
(Principal Executive Officer)

Date: December 1, 2023	/s/ Fawwad Qureshi
Fawwad Qureshi
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 1, 2023	/s/ Max Brodén
Max Brodén
Director

Date: December 1, 2023	/s/ Jacqueline Davidson
Jacqueline Davidson
Director

Date: December 1, 2023	/s/ Paulette Dodson
Paulette Dodson
Director

Date: December 1, 2023	/s/ Richard Enthoven
Richard Enthoven
Director

Date: December 1, 2023	/s/ Dan Levitan
Dan Levitan
Director

Date: December 1, 2023	/s/ Murray Low
Murray Low
Director

Date: December 1, 2023	/s/ Elizabeth McLaughlin
Elizabeth McLaughlin
Director

Date: December 1, 2023	/s/ Howard Rubin
Howard Rubin
Director

Date: December 1, 2023	/s/ Zay Satchu
Zay Satchu
Director